UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: January 26, 2005 (Date of earliest event reported)
Woodward Governor Company (Exact name of registrant as specified in its charter)
DE (State or other jurisdiction of incorporation)	000-08408 (Commission File Number)	36-1984010 (IRS Employer Indentification Number)
	5001 North Second Street, Rockford, Illinois (Address of principal executive offices)	61111 (Zip Code)
Registrant's telephone number, including area code: 815-877-7441

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On January 26, 2005, Registrant announced that John A. Halbrook, its Chairman and Chief Executive Officer, will step down from the CEO position, effective June 30, 2005 (remaining as Chairman of the Board). A copy of the news release issued by the Registrant concerning this announcement is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

(c)(d) On January 26, 2005, Registrant also announced that it is currently planned that Thomas A. Gendron, Chief Operating Officer, will succeed Mr. Halbrook as CEO, effective July 1, 2005 and will be elected a director of the company. A copy of the news release issued by the Registrant concerning this announcement is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
(c) Exhibits
99.1       Press Release of Woodward Governor Company dated January 26, 2005

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2005	WOODWARD GOVERNOR COMPANY By: /s/ Stephen P. Carter Stephen P. Carter Executive Vice President, Chief Financial Officer and Treasurer